SECOND AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This SECOND AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Second Amendment”) is made as of November 25, 2025 (the “Effective Date”) by iHeartMedia Management Services, Inc. (“iHMMS”), iHeartMedia, Inc. (“iHeartMedia”, and together with iHMMS, the “Company”) and Richard J. Bressler (the “Employee”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).
W I T N E S S E T H.
WHEREAS, the parties hereto desire to amend the Amended and Restated Employment Agreement, dated as of March 28, 2022, as amended on August 28, 2025, by and between the Company and the Employee (collectively, the “Agreement”), as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Effective January 1, 2026, the first and third sentences of Section 2(A) (Title and Duties) of the Agreement are hereby amended to delete “Chief Financial Officer” from Employee’s title, and as a result, Employee’s title shall be President and Chief Operating Officer. Further, all subsequent references throughout the Agreement to Employee’s title and/or duties are likewise amended to President and Chief Operating Officer, including, but not limited to, Section 5(D)(ii)(x).
2.Except as specifically set forth herein, the Agreement and all of its terms and conditions remain in full force and effect, and the Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Second Amendment this Second Amendment shall be incorporated in and form a part of the Agreement, and all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Agreement as amended by this Second Amendment.
3.This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.
4.This Second Amendment, including the validity, interpretation, construction and performance of this Second Amendment, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in such State, without regard to such State’s conflicts of law principles.
5.This Second Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect. The Agreement, as amended by this Second Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.
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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.
                    iHeartMedia, Inc.

    By:
Name:
Title:

    iHeartMedia Management Services, Inc.

By:
Name:
Title:

                    Employee

                        Richard J. Bressler

[SIGNATURE PAGE TO SECOND AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT]